Lone Oak Acquisition Corporation
Room 1708 Dominion Centre
43-59 Queen’s Road East
Wanchai, Hong Kong

EarlyBirdCapital, Inc.
275 Madison Avenue, 27th Floor
New York, New York 10016

Re:           Initial Public Offering

Gentlemen:

The undersigned shareholder [,director] and [officer] of Lone Oak Acquisition Corporation (“Company”), in consideration of EarlyBirdCapital ,Inc. (“EBC”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 15 hereof):

1.
If the Company solicits its shareholders for approval of a Business Combination, the undersigned will vote all shares of the Company, including the Insider Shares, beneficially owned by him in favor of the Business Combination.

2.
[In the event that the Company fails to consummate a Business Combination within 18 months from the consummation of the IPO, or within 24 months from the consummation of the IPO if certain criteria are met, as more fully described in the registration statement, as amended, relating to the IPO (the “Registration Statement”), the undersigned will cause the Trust Account (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares.][Officers and Directors only]  The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.  In the event of the liquidation of the Trust Account (other than immediately prior to the consummation of Business Combination), the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered to the Company in excess of the net proceeds of the IPO not held in trust or contracted for or products sold, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account below $8.16 per share; provided that such indemnity shall not apply if such vendor or prospective target business executed a valid and binding agreement enforceable under law waiving any claims against the Trust Account.

3.
[In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination and such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.][Officers and directors only]

4.
[The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity (i) which the Company’s officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) which is, or has been within the past five years, affiliated with any of the Insiders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) where the Company acquires less than 100% of such entity and any of the Insiders or their affiliates acquire the remaining portion of such target business, unless, in any such case, the Company obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the business combination is fair to the Company’s unaffiliated shareholders from a financial point of view.][Officers and directors only]

5.
Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in order to effectuate the consummation of the Business Combination; provided that commencing on the Effective Date and ending on the earlier of the Company’s consummation of a Business Combination or the liquidation of the Trust Account if the Company has not completed a Business Combination within the required time periods, BBS Capital Fund, LP and Rampant Dragon, LLC (“Related Parties”) shall be allowed to charge the Company an aggregate of $7,500 per month, representing an allocable share of Related Parties’ overhead, to compensate it for the Company’s use of Related Parties’ offices, utilities and personnel.  Related Parties and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.
Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.
On the Effective Date, the undersigned will escrow the Insider Shares beneficially held him pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.  The undersigned further agrees that the Insider Warrants (or underlying securities) will be subject to transfer restrictions described in the Registration Statement and the Warrant Purchase Agreement that the undersigned is entering into relating to the purchase of such Insider Warrants.

8.
[The undersigned agrees to be a [director] [and officer] of the Company until the earlier of the consummation by the Company of a Business Combination and the liquidation of the Trust Account if it has not completed a Business Combination within the required time periods.  The undersigned’s biographical information furnished to the Company and EBC and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.  The undersigned’s Questionnaire furnished to the Company and EBC and annexed as Exhibit B hereto is true and accurate in all respects.  The undersigned represents and warrants that:

a.
he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

b.
he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

c.
he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.][Officers and Directors only]

9.
[The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a [director] [and officer] of the Company.] [Officers and Directors only]

10.
The undersigned hereby waives his right to exercise redemption rights in connection with any vote held by the Company to approve a proposed Business Combination with respect to any Ordinary Shares of the Company owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek redemption with respect to such shares in connection with any vote to approve such a proposed Business Combination.

11.	The undersigned hereby waives his right to participate in any tender offer commenced by the Company and further agrees that he will not tender any securities then held by him in any such tender offer.

12.
The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to extend the period of time in which the Company must consummate a Business Combination prior to the liquidation of the Trust Account. Should such a proposal be put before shareholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal.

13.
In the event that the Company does not consummate a Business Combination and must liquidate the Trust Account, and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

14.
This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be resolved through final and biding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”) brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Loeb & Loeb LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding.  If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and EBC and appoint a substitute agent acceptable to each of the Company and EBC within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

15.
As used herein, (i) a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO; (iv) “Insider Warrants” means the warrants being sold privately by the Company to certain of the Insiders; and (v) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO.

[Name]

Signature